Exhibit 3.1
THE COMPANIES LAW (REVISED)
OF THE CAYMAN ISLANDS
Company Limited by Shares
THE AMENDED AND RESTATED MEMORANDUM OF
ASSOCIATION
OF
CHINA HYDROELECTRIC CORPORATION
(“Company”)
(Adopted by a special resolution passed on October 20, 2009 and effective conditional and immediately upon commencement of the trading of the Company’s American depositary shares representing its ordinary shares on the Designated Stock Exchange)
1.	The name of the Company is China Hydroelectric Corporation.

2.	The registered office will be situated at the offices of Appleby Trust (Cayman) Ltd., Clifton House, 75 Fort Street, P.O. Box 1350, George Town, Grand Cayman, KY-1108 or at such other place in the Cayman Islands as the directors of the Company may from time to time decide.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and shall include, but without limitation:
(a)	to act and to perform all the functions of a holding company in all its branches and to co-ordinate the policy and administration of any subsidiary company or companies wherever incorporated or carrying on business or of any group of companies of which the Company or any subsidiary company is a member or which are in any manner controlled directly or indirectly by the Company;

(b)	to act as an investment company and for that purpose to acquire and hold upon any terms and, either in the name of the Company or that of any nominee, shares, stock, debentures, debenture stock, annuities, notes, mortgages, bonds, obligations and securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company wherever incorporated or carrying on business, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may be from time to time determined.
4.	Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all of the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Law (Revised).

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a license is required under the laws of the Cayman Islands unless duly licensed.

6.	The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

2

8.	The share capital of the Company is 400,000 United States Dollars (US$400,000) divided into 400,000,000 shares of a nominal or par value of $0.001 each, with the power for the Company insofar as is permitted by law to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (Revised) and the Articles of Association of the Company and to issue any part of its capital, whether original, redeemed or increased, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions; and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

3

THE COMPANIES LAW (2010 REVISION)
OF THE CAYMAN ISLANDS
Company Limited by Shares
AMENDED AND RESTATED ARTICLES OF ASSOCIATION
OF
CHINA HYDROELECTRIC CORPORATION
(Adopted by a Special Resolution passed on October 20, 2009 and effective immediately upon commencement of the trading of the Company’s American Depositary Shares representing its ordinary shares on the Designated Stock Exchange and as amended by a Special Resolution passed on 28 September 2010)
INDEX

Subject	Article No.
Table A	1
Interpretation	2
Registered and Other Offices	3
Share Capital	4
Alteration of Capital	5-8
Share Rights	9-10
Variation of Rights	11-12
Shares	13-16
Share Certificates	17-22
Lien	23-26
Calls on Shares	27-33
Forfeiture of Shares	34-40
Register of Members	41-43

Subject	Article No.
Record Dates	44-46
Transfer of Shares	47-52
Transmission of Shares	53-55
Untraceable Members	56
General Meetings	57-59
Notice of General Meetings	30-61
Proceedings at General Meetings	62
Voting	63-76
Proxies and Corporate Representatives	77-86
No Action by Written Resolutions of Members	87
Board of Directors	88-89
Disqualification of Directors	90
Executive Directors	91-92
Alternate Directors	93-96
Directors’ Fees and Expenses	92-100
Directors’ Interests	101-104
General Power of the Directors	105-110
Borrowing Powers	111-114
Proceedings of the Directors	115-124
Managers	125-127
Officers	128-131
Register of Directors and Officers	132
Minutes	133
Seals and Deeds	134-136
Authentication of Documents	137
Destruction of Documents	138
Dividends and Other Payments	139-148
Reserves	149
Capitalisation	150-151
Subscription Rights Reserve	152
Accounting Records	153-157

Subject	Article No.
Audit	158-163
Notices	164-166
Signatures	167
Winding Up	168-169
Indemnity	170
Organisational Expenses	171
Continuation	172
Amendment to Memorandum and Articles of Association	173
Information	174
INTERPRETATION
TABLE A
1.	The Regulations contained or incorporated in Table A of the First Schedule of the Law shall not apply to the Company.
INTERPRETATION
2.	(a)	In these Articles, the following terms shall have the meanings set opposite them unless the context otherwise requires:

ADS	means an American Depositary Share, each representing an ordinary share in the capital of the Company.

applicable law	includes the Law and Statutes, the rules and regulations of the Designated Stock Exchange, and any rules and regulations of the United States Securities and Exchange Commission that may apply to the Company by virtue of its trading on the Designated Stock Exchange, or of any other jurisdiction in which the Company is offering securities.

Audit Committee	means the audit committee of the Company formed by the Board pursuant to these Articles, or any successor audit committee.

Auditor	means the independent auditor of the Company for the time being and may include any individual or partnership.

Articles	means these Articles in their present form or as amended, supplemented or substituted from time to time.

“Board” or “Directors”	means the board of directors of the Company or the directors present at a meeting of directors of the Company at which a quorum is present.

clear days	means, in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

clearing house	means a clearing house recognised by the laws of the jurisdiction in which the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

Company	means the exempted company incorporated with limited liability in the Cayman Islands under the name of China Hydroelectric Corporation.

competent regulatory authority	means a competent regulatory authority in the territory where the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such territory.

“debenture” and “debenture holder”	include debentures debenture holder respectively, as those terms are defined in the rules of the Designated Stock Exchange

Designated Stock Exchange	means the Nasdaq Global Market, the New York Stock Exchange or any other stock exchange or marketplace approved by the Board.

“Dollars” or “$”	means dollars, the legal currency of the United States of America.

Electronic Record	has the meaning defined in the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

Exchange Act	means the United States Securities Exchange Act of 1934, as amended.

head office	means such office of the Company as the Directors may from time to time determine to be the principal office of the Company.

Law	means the Companies Law (2010 Revision) of the Cayman Islands, and any amendment or statutory modification thereof and where in these Articles any provision of the law is referred to, the reference is to that provision as modified by any subsequent law and for the time being in force.

Member	means a duly registered holder (in the Company’s Register) from time to time of a Share.

month	means a calendar month.

Notice	means a written notice unless otherwise specifically stated and as further defined in these Articles.

Ordinary Resolution	means a resolution that has been passed by a simple majority of votes cast by such Members as, being entitled to do so, vote in person or, in the case of any Member being a corporation, by its duly authorised representative or, where proxies are allowed, by proxy at a general meeting of which not less than twenty-one (21) clear days’ Notice has been duly given.

paid up	means paid up or credited as paid up.

Register	means the principal register and where applicable, any branch register of Members of the Company to be maintained at such place within or outside the Cayman Islands as the Board shall determine from time to time.

Registered Office	means the registered office of the Company for the time being.

Registration Office	means, in respect of any class of share capital, such place as the Board may from time to time determine to keep a branch register of Members in respect of that class of share capital and where (except in cases where the Board otherwise directs) the transfers or other documents of title for such class of share capital are to be lodged for registration and are to be registered.

Seal	means the common seal or any one or more duplicate seals of the Company (including a securities seal) for use in the Cayman Islands or in any place outside the Cayman Islands;

Secretary	means any person, firm or corporation appointed by the Board to perform any of the duties of secretary of the Company and includes any temporary, acting, assistant or deputy secretary;

share	means a share in the capital of the Company, without regard to class

Special Resolution	means a resolution that has been passed by a majority of not less than sixty six and two-thirds per cent (66 2/3%) of votes cast by such Members as, being entitled so to do, vote in person or, in the case of such Members as are corporations, by their respective duly authorised representative or, where proxies are allowed, by proxy at a general meeting of which not less than twenty-one (21) clear days’ Notice, specifying (without prejudice to the power contained in these Articles to amend the same) the intention to propose the resolution as a special resolution, has been duly given; provided that, except in the case of annual general meeting, if it is so agreed by a majority in number of the Members having the right to attend and vote at any such meeting, being a majority together holding not less than sixty-six and two-thirds percent (66 2/3%) in nominal value of the shares giving that right and in the case of an annual general meeting, if it is so agreed by all Members entitled to attend and vote thereat, a resolution may be proposed and passed as a special resolution at a meeting of which less than twenty-one (21) clear days’ Notice has been given. A special resolution shall be effective for any purpose for which an Ordinary

Resolution is expressed to be required under any provision of these Articles or the Statutes.

Statute(s)	means the Law and every other law of the Legislature of the Cayman Islands for the time being in force applying to or affecting the Company, its Memorandum of Association and/or these Articles.

year	means a calendar year.
(b)	Words importing only the singular number include the plural number and vice-versa.

(c)	Words importing only the masculine gender include the feminine and neuter gender respectively.

(d)	Words importing persons only include companies or associations or bodies of persons whether incorporated or not.

(e)	All references herein to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words or figures in a legible and non-transitory form, including in the form of an Electronic Record.

(f)	The word “may” shall be construed as permissive and the word “shall” shall be construed as imperative.

(g)	References to any law, ordinance, statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force.

(h)	Unless the context otherwise requires, words and expressions defined in the Statutes bear the same meanings in these Articles if not inconsistent with the subject in the context.

(i)	References to a document being executed include references to it being executed under hand or under seal or by electronic signature or by any other method and references to a notice or document include a notice or document recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form whether having physical substance or not.

(j)	Heading used herein are intended for convenience only and shall not affect the construction of these Articles.
REGISTERED AND OTHER OFFICES
3.	The Registered Office of the Company shall be at such place in the Cayman Islands as the Directors shall from time to time determine. The Company, in addition to its Registered Office, may establish and maintain one or more offices in the Cayman Islands or elsewhere as the Directors may from time to time determine.
SHARE CAPITAL
4.	(a) The share capital of the Company at the date on which these Articles come into effect shall be divided into shares of a par value of $0.001 each.
(b)	Subject to applicable law, the Company’s Memorandum of Association and these Articles, any power of the Company to purchase its own shares shall be exercisable by the Board in such manner, upon such terms and subject to such conditions as it thinks fit. The Company may not hold its own shares as a Member.

(c)	No share shall be issued to bearers.

ALTERATION OF CAPITAL
5.	The Company may from time to time by Ordinary Resolution in accordance with the Law alter the conditions of its Memorandum of Association to:
(a)	increase its share capital by such sum, to be divided into shares of such par value, as the resolution shall prescribe;

(b)	consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

(c)	without prejudice to the powers of the Board under these Articles, divide its shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares, attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the Directors may determine, provided always that, for the avoidance of doubt, where a class of shares has been authorized by the Company no resolution of the Company in general meeting is required for the issuance of shares of that class and the Directors may issue shares of that class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the Company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”;

(d)	sub-divide its shares, or any of them, into shares of smaller par value than is fixed by the Company’s Memorandum of Association

(subject, nevertheless, to the Law), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares;

(e)	cancel any shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of the shares so cancelled or, in the case of shares, without par value, diminish the number of shares into which its share capital is divided.
6.	The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under the last preceding Article and in particular but without prejudice to the generality of the foregoing may issue certificates or make book entries in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company’s benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.
7.	The Company may from time to time by Special Resolution, subject to any confirmation or consent required by the Law, reduce its share capital or any capital redemption reserve or other undistributable reserve in any manner permitted by the Law.

8.	Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be treated as if it formed part of the original capital of the Company, and such shares shall be subject to the provisions contained in these Articles with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.
SHARE RIGHTS
9.	Subject to applicable law and the Company’s Memorandum of Association and to any special rights conferred on the holders of any shares or class of shares, and without prejudice to the powers of the Directors set out in these Articles, any share in the Company (whether forming part of the present share capital or not) may be issued with such preferred, deferred, qualified or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Board may from time to time determine, including without limitation on terms that they may be, or at the option of the Company or the holder are, liable to be redeemed on such terms and in such manner, including out of share capital, as the Board may deem fit.

10.	Subject to the Law, any preferred shares may be issued or converted into shares that, at a determinable date or at the option of the Company or the holder if so authorised by its Memorandum of Association, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by Ordinary Resolution of the Members determine. Where the Company purchases for redemption a redeemable share, purchases not made through the market or by tender shall be limited to a maximum price as may from time to time be determined by the Board, either generally or with regard to specific purchases. If purchases are by tender, tenders shall comply with applicable Statutes.

VARIATION OF SHARE RIGHTS
11.	Subject to the Law and without prejudice to Article 9, all or any of the special rights attached to any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up) be varied, modified or abrogated with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of that class. To any such separate general meeting, all of the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that: (a) the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be any one or more persons (or in the case of a Member being a corporation, its duly authorised representative) together holding or representing by proxy not less than one-third in nominal value of the issued shares of the class; (b) any holder of shares of the class present in person or by proxy or authorised representative may demand a poll; and (c) every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him.

12.	The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.
SHARES
13.	(a)	Subject to applicable law, these Articles and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may in its absolute discretion determine but so that no shares shall be issued at a discount to par value. In particular and without prejudice to the generality of the foregoing, the Board is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of ordinary or preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted these Articles and applicable law. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of ordinary or preferred shares may, to the extent permitted by the Law, provide that such class or series shall be superior to, rank equally with or be junior to the ordinary or preferred shares of any other class or series.
(b)	Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of ordinary or preferred shares, no vote of the holders of preferred shares or ordinary shares shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares authorized by and complying with the conditions of the Memorandum and Articles of Association.

(c)	The Board may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class or series of shares or securities in the capital of the Company on such terms as it may from time to time determine.
14.	The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage fees conferred or permitted by applicable law. Subject to applicable law, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

15.	Except as required by Law, no person shall be recognised by the Company as holding any Share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any fractional part of a share or (except only as otherwise provided by these Articles or by the Law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

16.	Subject to the Law and these Articles, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

SHARE CERTIFICATES
17.	For so long as the Company is registered on a Designated Stock Exchange, the directors may by resolution determine that shares of the Company will be issued in book entry form only and in such instance, no shareholder shall be entitled to receive a certificate for any shares held.

18.	Every share certificate issued, if any, shall be issued under the Seal or a facsimile thereof and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon and may otherwise be in such form as the Directors may from time to time determine. No certificate shall be issued representing shares of more than one class. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon.
19.	(a)	In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.
(b)	Where a share stands in the names of two or more persons, the person first named in the Register shall as regards service of Notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the shares, be deemed the sole holder thereof.
20.	Share certificates, if any, shall be issued within the relevant time limit as prescribed by the Law after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgment of a transfer with the Company.
21.	(a)	Upon every transfer of shares the certificate, if any, held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the shares transferred to him at such fee as is provided in paragraph (b) of this Article. If any of the shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him at the aforesaid fee payable by the transferor to the Company in respect thereof.

	(b)	The fee referred to in paragraph (a) above shall be an amount not exceeding the relevant maximum amount as the Designated Stock Exchange may from time to time determine provided that the Board may at any time determine a lower amount for such fee.
22.	If share certificates are issued and any certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed a new certificate representing the same shares may be issued to the relevant Member upon request and on payment of such fee as the Company may determine and, subject to compliance with such terms (if any) as to evidence and indemnity and to payment of the costs and reasonable out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of damage or defacement, on delivery of the old certificate to the Company provided always that where share warrants have been issued, no new share warrant shall be issued to replace one that has been lost unless the Board has determined that the original has been destroyed.

LIEN
23.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a date fixed by or in accordance with the terms of issue of such share in respect of that share, and the Company shall also have a first and paramount lien on every share (other than a fully paid-up share) standing registered in the name of a Member, whether singly or jointly with any other person for all debts and liabilities of a Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member or not. The Directors may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all dividends payable thereon.

24.	The Company may sell, in such manner as the Directors think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a Notice, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been given to the registered holder for the time being of the Share.

25.	The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person who was the registered holder of the share immediately before such sale.

26.	For giving effect to any such sale, the Directors may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.
CALLS ON SHARES
27.	The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium or otherwise) and not, by the terms of issue thereof, made payable at a future date fixed by or in accordance with such terms of issue; and each Member shall (subject to the Company serving upon him at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

28.	A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

29.	The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

30.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of the actual payment at such rate as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

31.	Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium or otherwise, shall for all the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

32.	The Directors may make arrangements on the issue of shares for a difference between the allottees or holders as to the amount of calls to be paid and the times of payment.

33.	The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him; and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of the Company in general meeting six per cent) as may be agreed upon between the Member paying the sum in advance and the Directors.
FORFEITURE OF SHARES
34.	If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a Notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

35.	The Notice shall name a further day (not being less than the expiration of fourteen days from the date of the Notice) on or before which, and the place where, the payment required by the Notice is to be made, and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which the call was made will be liable to be forfeited. The Directors may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture shall include surrender.

36.	If the requirements of any such Notice as aforesaid are not complied with, any share in respect of which the Notice has been given may at any time thereafter, before the payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

37.	A forfeited share may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

38.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Directors may determine from the date of forfeiture until payment, but his liability shall cease if and when the Company receives payment in full of all amounts due in respect of the shares. The Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

39.	An affidavit in writing that the deponent is a Director of the Company or the Secretary, and that a share in the Company has been duly forfeited on the date stated in the affidavit, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale, re-allotment or disposition thereof and may authorise some person to execute a transfer of the share in favour of the person to whom the share is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

40.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium or otherwise, as if the same had been made payable by virtue of a call duly made and notified.
REGISTER OF MEMBERS
41.	The Company shall keep in one or more books a Register of its Members and shall enter therein the following particulars, that is to say:
(a)	the name and address of each Member, the number and class of shares held by him and the amount paid or agreed to be considered as paid on such shares;

(b)	the date on which each person was entered in the Register; and

(c)	the date on which any person ceased to be a Member.
42.	The Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

43.	The Register and branch register of Members, as the case may be, shall be open to inspection for such times and on such days as the Board shall determine by Members without charge or by any other person, upon a maximum payment of $2.50 or such other sum specified by the Board, at the Office or such other place at which the Register is kept in accordance with the Law or, if appropriate, upon a maximum payment of $1.00 or such other sum specified Board at the Registration Office. The Register including any overseas or local or other branch register of Members may, after notice has been given by advertisement in an appointed newspaper or any other newspapers in accordance with the requirements of the Designated Stock Exchange or by any electronic means in such manner as may be accepted by the Designated Stock Exchange to that effect, be closed at such times or for such periods not exceeding in the whole thirty (30) days in each year as the Board may determine and either generally or in respect of any class of shares.
RECORD DATES
44.	For the purpose of determining the Members entitled to notice of or to vote at any general meeting, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, ok entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion of shares or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of Members, which date shall not be more than sixty (60) days nor less than twenty-one (21) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

45.	If the Board does not fix a record date for any general meeting, the record date for determining the Members entitled to a notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with these Articles notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If corporate action without a general meeting is to be taken, the record date for determining the Members entitled to express consent to such corporate action in writing, when no prior action by the Board is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its head office. The record date for determining the Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

46.	A determination of the Members of record entitled to notice of or to vote at a meeting of the Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
TRANSFER OF SHARES
47.	Subject to these Articles, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form described by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

48.	The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to the last preceding Article, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until name of the transferee is entered in the Register in respect thereof. Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

49. (a)	The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders or a transfer of any share (not being a fully paid up share) on which the Company has a lien.
(b)	The Board in so far as permitted by any applicable Statute may, in its absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register. In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effecting the transfer unless the Board otherwise determines.

(c)	Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time determine, and which agreement the Board shall, without giving any reason therefor, be entitled in its absolute discretion to give or withhold), no shares upon the Register shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Register, at the Office or such other place at which the Register is kept in accordance with the Law.
50.	Without limiting the generality of the last preceding Article, the Board may decline to recognise any instrument of transfer unless:
(a)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable or such lesser sum as the Board may from time to time require is paid to the Company in respect thereof;

(b)	the instrument of transfer is in respect of only one class of share

(c)	the instrument of transfer is lodged at the Office or such other place at which the Register is kept in accordance with the Law or the Registration Office (as the case may be) accompanied by the relevant share certificate(s), if any, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

(d)	if applicable, the instrument of transfer is duly and properly stamped.
51.	If the Board refuses to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal.

52.	The registration of transfers of shares or of any class of shares may, after notice has been given by advertisement in an appointed newspaper or any other newspapers or by any other means in accordance with the requirements of the Designated Stock Exchange to that effect be suspended at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine.
TRANSMISSION OF SHARES
53.	If a Member dies, the survivor or survivors where the deceased was a joint holder, and his legal personal representatives where he was a sole or only surviving holder, will be the only persons recognised by the Company as having any title to his interest in the shares; but nothing in this Article will release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share which had been solely or jointly held by him.

54.	Any person becoming entitled to a share in consequence of the death or bankruptcy or winding-up of a Member may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee thereof. If he elects to become the holder he shall notify the Company in writing either at the Registration Office or Office, as the case may be, to that effect. If he elects to have another person registered he shall execute a transfer of the share in favour of that person. The provisions of these Articles relating to the transfer and registration of transfers of shares shall apply to such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by such Member.

55.	A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Article 74 being met, such a person may vote at meetings.
UNTRACEABLE MEMBERS

56. (a)	Without prejudice to the rights of the Company under paragraph (b) of this Article, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.
(b)	The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a Member who is untraceable, but no such sale shall be made unless:
(i)	all cheques or warrants in respect of dividends of the shares in question, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Articles of the Company have remained uncashed;

(ii)	so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

(iii)	the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers to be made in accordance with the requirements of, the Designated Stock Exchange of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.
For the purpose of the foregoing, the “relevant period” means the period commencing twelve (12) years before the date of publication of the advertisement referred to in paragraph (c) of this Article and ending at the expiry of the period referred to in that paragraph.

(c)	To give effect to any such sale the Board may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.
GENERAL MEETINGS
57.	An annual general meeting of the Company shall be held in each year other than the year of the Company’s incorporation at such time and place as may be determined by the Board.

58.	Each general meeting, other than an annual general meeting, shall be called an extraordinary general meeting. General meetings may be held in any location in the world at such local times as may be determined by the Board.

59.	Only a majority of the Board, the Chairman of the Board, or Members holding shares representing not less than one-third of the issued and outstanding share capital, may call extraordinary general meetings.
NOTICE OF GENERAL MEETINGS

60. (a)	An annual general meeting and any extraordinary general meeting may be called by not less than twenty-one (21) clear days’ Notice but a general meeting may be called by shorter notice, subject to the Law, if it is so agreed:
(i)	in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat; and

(ii)	in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than fifty cent (50%) in nominal value of the issued shares giving that right.

(b)	The Notice shall specify the time and place of the meeting and, in case of special business, the general nature of the business. The Notice convening an annual general meeting shall specify the meeting as such. Notice of every general meeting shall be given to all Members other than to such Members as, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such Notices from the Company, to all persons entitled to a share in consequence of the death or bankruptcy or winding-up of a Member and to each of the Directors and the Auditors.
61.	The accidental omission to give Notice of a meeting or (in cases where instruments of proxy are sent out with the Notice) to send such instrument of proxy to, or the non-receipt of such Notice or such instrument of proxy by, any person entitled to receive such Notice shall not invalidate any resolution passed or the proceedings at that meeting.
PROCEEDINGS AT GENERAL MEETINGS

62. (a)	The necessary quorum at any meeting of Members shall be any one or more persons (or in the case of a Member being a corporation, its duly authorised representative) together holding or representing by proxy not less than one-third in nominal value of the issued shares represented at the Meeting.
(b)	All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of:
(i)	the declaration and sanctioning of dividends;

(ii)	consideration and adoption of the accounts and balance sheet and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheet;

(iii)	the election of Directors;

(iv)	appointment of Auditors (where special notice of the intention for such appointment is not required by the Law) and other officers;

(v)	the fixing of the remuneration of the Auditors, and the voting of remuneration or extra remuneration to the Directors;

(vi)	the granting of any mandate or authority to the Directors to offer, allot, grant options over or otherwise dispose of the unissued shares in the capital of the Company representing not more than 20 per cent. (20%) in nominal value of its existing issued share capital; and

(vii)	the granting of any mandate or authority to the Directors to repurchase securities of the Company.
VOTING
63	Subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with these Articles, save where a Special Resolution or other greater majority is required by the Law or these Articles, any question proposed for consideration at any general meeting shall be decided on by an Ordinary Resolution.

64.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:
(a)	the chairman of the meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)	any Member or Members present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)	a Member or Members present in person or represented by proxy holding Shares conferring the right to vote at such meeting, being Shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such Shares conferring such right.
Unless a poll is so demanded, and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minutes of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution. The demand for a poll may be withdrawn by the person or any persons making it at any time prior to the declaration of the result.

65.	If a poll is duly demanded, it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

66.	In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote and the resolution shall fail.

67.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time later in the Meeting as the chairman of the meeting shall direct.

68.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

69.	On a poll votes may be cast either personally or by proxy.

70.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

71.	On a show of hands, every Member present in person or by proxy and entitled to vote shall have one vote. On a poll, every Member present in person or by proxy and entitled to vote shall have one vote for each Share of which he is the holder.

72.	In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

73.	A Member of unsound mind, or, in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis or appointed by such court, and any such receiver, committee, curator bonis or other person may vote by proxy and may otherwise act and be treated as such Member for the purpose of the general meetings.

74.	Any person entitled under these Articles to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that forty-eight (48) hours at least before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of his entitlement to such shares, or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

75.	No Member, unless the Directors otherwise determine, shall be entitled to vote at any general meeting, unless he is duly registered and all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

76.	If:-
(a)	any objection shall be raised to the qualification of any voter; or

(b)	any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)	any votes are not counted which ought to have been counted,
the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting, at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.
PROXIES AND CORPORATE REPRESENTATIVES
77.	Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

78.	If a clearing house (or its nominee(s)), being a corporation Member, it may authorise such persons as it thinks fit to act as its representatives at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person

79.	The instrument appointing a proxy or corporate representative shall be in writing under the hand of the Member or his attorney or, if the Member is a corporation, either under seal or under the hand of a director or officer or attorney duly authorised. A proxy or corporate representative need not be a Member of the Company.

80.	Any Member may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or, in the case of a corporate representative, resolutions in writing, until notice of revocation is received at the Registered Office or at such place or places as the Directors may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Member is present or in respect to which the Member has specially appointed a proxy or representative. The Directors may from time to time require such evidence as they deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Directors determine that it has received the requested evidence or other evidence satisfactory to it.

81.	The instrument appointing a proxy or corporate representative, and the power of attorney (if any) under which it is signed, together with such other evidence as to its due execution as the Directors may from time to time require, shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or adjourned meeting (or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution to be signed by a corporate representative, prior to the effective date of the written resolution, and in default the instrument of proxy or authorisation shall not be treated as valid PROVIDED that the chairman of the meeting may in his discretion accept an instrument of proxy or authorisation sent by email or telefax upon receipt of email or telefax confirmation that the signed original thereof has been sent.

82.	An instrument appointing a proxy may be in any usual or common form or any other form approved by the Directors and the Directors may, if they think fit, send out with the notice of any meeting, forms of instruments of proxy or authorisation for use at that meeting.

83.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

84.	A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy or authorisation is used.

85.	Subject to the Statutes, the Directors may at their discretion waive any of the provisions of these Articles relating to proxies or authorisations and, in particular, may accept such verbal or other assurances as they think fit as to the right of any person to attend, speak and vote on behalf of any Member at general meetings or to sign written resolutions.

86.	Any reference in these Articles to a duly authorised representative of a Member being a corporation shall mean a representative authorised under the provisions of this Article.
NO ACTION BY WRITTEN RESOLUTIONS OF MEMBERS
87.	Any action required or permitted to be taken at any annual or extraordinary general meetings of the Company may be taken only upon the vote of the Members at an annual or extraordinary general meeting duly noticed and convened in accordance with these Articles and the Law and may not be taken by written resolution of Members without a meeting.
BOARD OF DIRECTORS

88. (a)	Unless otherwise determined by the Company in general meeting the number of Directors shall not be less than five (5) or more than fifteen (15). Any change in the maximum number of Directors shall be approved from time to time by the Members in general meeting. The Directors shall be elected or appointed in the first instance by the subscribers to the Memorandum of Association or by a majority of them, and thereafter in accordance with paragraph (b) of this Article, and shall hold office until their successors are elected or appointed.
(b)	Subject to the Articles and the Law, the Company may by Ordinary Resolution elect any person to be a Director either to fill a casual vacancy or as an addition to the existing Board.

(c)	The Directors shall have the power from time to time and at any time to appoint any person as a Director to fill a casual vacancy on the Board or as an addition to the existing Board. Any Director so appointed by the Board shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election.

(d)	No Director shall be required to hold any shares of the Company by way of qualification and a Director who is not a Member shall be entitled to receive notice of and to attend and speak at any general meeting of the Company and of all classes of shares of the Company.

(e)	Subject to any provision to the contrary in these Articles, a Director may be removed by way of an Ordinary Resolution at any time before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement).

(f)	A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (e) above may be filled by the election or appointment by Ordinary Resolution at the meeting at which such Director is removed or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting.

(g)	The Company may from time to time in general meeting by Ordinary Resolution increase or reduce the number of Directors but so that the number of Directors shall never be less than three (3).
89.	The Directors shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The term of the initial Class I Directors, consisting of Mr. John D. Kuhns, Mr. Richard H. Hochman and Mr. Shadron Lee Stastney, shall terminate at the annual general meeting to be held in 2010; the term of the initial Class II Directors, consisting of Dr. You-Su Lin and Mr. Anthony H. Dixon, shall terminate at the annual general meeting to be held in 2011; and the term of the initial Class III Directors, consisting of Dr. Yong Cao and Mr. Stephen Outerbridge, shall terminate at the annual general meeting to be held in 2012. At each succeeding annual general meeting beginning in 2010, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned by the Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible. A director shall hold office until the annual general meeting to be held in the year in which his or her term of office expires and until his or her successor is duly elected and qualified.
DISQUALIFICATION OF DIRECTORS
90.	The office of a Director shall be vacated if the Director:

(a)	resigns his office by notice in writing delivered to the Company at the Registered Office or tendered at a meeting of the Board;

(b)	becomes of unsound mind or dies;

(c)	without special leave of absence from the Board, is absent from meetings of the Board for six consecutive months and the Board resolves that his office be vacated;

(d)	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

(e)	is prohibited by any Statute from being a Director; or

(f)	ceases to be a Director by virtue of any provision of the Statutes or is removed from office pursuant to these Articles.
EXECUTIVE DIRECTORS
91.	The Board may from time to time appoint any one or more of its body to be a managing director, joint managing director or deputy managing director or to hold any other employment or executive office with the Company for such period (subject to their continuance as Directors) and upon such terms as the Board may determine and the Board may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director. A Director appointed to an office under this Article shall be subject to the same provisions as to removal as the other Directors of the Company, and he shall (subject to the provisions of any contract between him and the Company) ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

92.	Notwithstanding Articles 97, 98, 99 and 100, an executive director appointed to an office under Article 91 hereof shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise or by all or any of those modes) and such other benefits (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time determine, and either in addition to or in lieu of his remuneration as a Director.
ALTERNATE DIRECTORS
93.	Any Director may at any time by Notice delivered to the Office or head office or at a meeting of the Directors appoint any person (including another Director) to be his alternate Director. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present. An alternate Director may be removed at any time by the body which appointed him and, subject thereto, the office of alternate Director shall continue until the happening of any event which, if we were a Director, would cause him to vacate such office or if his appointer ceases for any reason to be a Director. Any appointment or removal of an alternate Director shall be effected by Notice signed by the appointor and delivered to the Office or head office or tendered at a meeting of the Board. An alternate Director may also be a Director in his own right and may act as alternate to more than one Director. An alternate Director shall, if his appointor so requests, be entitled to receive Notices of meetings of the Board or of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director save that as an alternate for more than one Director his voting rights shall be cumulative.
94.	An alternate Director shall only be a Director for the purposes of the Law and shall only be subject to the provisions of the Law insofar as they relate to the duties and obligations of a Director when performing the functions of the Director for whom he is appointed in the alternative and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company any fee in his capacity as an alternate Director except only such part, if any, of the remuneration otherwise payable to his appointor as such appointor may by Notice to the Company from time to time direct.
95.	Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). If his appointor is for the time being absent from the People’s Republic of China or otherwise not available or unable to act, the signature of an alternate Director to any resolution in writing of the Board or a committee of the Board of which his appointor is a member shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.
96.	An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director, however, such alternate Director or any other person may be re-appointed by the Directors to serve as an alternate Director PROVIDED always that, if at any meeting any Director retires but is re-elected at the same meeting, any appointment of such alternate Director pursuant to these Articles which was in force immediately before his retirement shall remain in force as though he had not retired.
DIRECTORS’ FEES AND EXPENSES
97.	The ordinary remuneration of the Directors shall from time to time be determined by the Board and shall (unless otherwise directed by the resolution by which it is voted) be divided amongst the Board in such proportions and in such manner as the Board may agree or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office. Such remuneration shall be deemed to accrue from day to day.
98.	Each Director shall be entitled to be repaid or prepaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.
99.	Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.
100.	The Board shall be responsible for reviewing and approving any payment to any Director or past Director of the Company by way of compensation for loss of office, or as consideration for or in connection with his retirement from office (not being payment to which the Director is contractually entitled).
DIRECTORS’ INTERESTS
101.	A Director may:
(a)	hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

(b)	act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

(c)	continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by these Articles the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

(d)	Notwithstanding the foregoing, no “Independent Director” as defined in the listing rules of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, and with respect of whom the Board has determined constitutes an “Independent Director” for purposes of compliance with applicable law or the Company’s listing requirements, shall without the consent of the Audit Committee take any of the foregoing actions or any other action that would reasonably be likely to affect such Director’s status as an “Independent Director” of the Company.
102.	Subject to the Law and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Article 102 herein. Any such transaction that would reasonably be likely to affect a Director’s status as an “Independent Director”, or that would constitute a related party transaction as defined under applicable law or the listing rules of the Designated Stock Exchange, shall require the approval of the Audit Committee.
103.	A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article, a general Notice to the Board by a Director to the effect that:
(a)	he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with that company or firm; or

(b)	he is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with a specified person who is connected with him;
shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement, provided that no such Notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

104.	Following a declaration being made pursuant to the last preceding two Articles, subject to any separate requirement for Audit Committee approval under applicable law or the listing rules of the Company’s Designated Stock Exchange, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.
GENERAL POWERS OF THE DIRECTORS
105.	(a)	The business of the Company shall be managed and conducted by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Statutes or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Statutes and of these Articles and to such regulations being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.
(b)	Any person contracting or dealing with the Company in the ordinary course of business shall be entitled to rely on any written or oral contract or agreement or deed, document or instrument entered into or executed as the case may be by any two of the Directors acting jointly on behalf of the Company and the same shall be deemed to be validly entered into or executed by the Company as the case may be and shall, subject to any rule of law, be binding on the Company.

(c)	Without prejudice to the general powers conferred by these Articles it is hereby expressly declared that the Board shall have the following powers:
(i)	to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed;

(ii)	to give to any Directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration; and

(iii)	to resolve that the Company be deregistered in the Cayman Islands and continued in a named jurisdiction outside the Cayman Islands subject to the provisions of the Law.
106.	The Board may establish any regional or local boards or agencies for managing any of the affairs of the Company in any place, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration (either by way of salary or by commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes) and pay the working expenses of any staff employed by them upon the business of the Company. The Board may delegate to any regional or local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board {other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

107.	The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney or attorneys may, if so authorised under the Seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the Company’s Seal.

108.	The Board may entrust to and confer upon a managing director, joint managing director, deputy managing director, an executive director or any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

109.	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company’s banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

110.	(a)	The Board may establish or concur or join with other companies (being subsidiary companies of the Company or companies with which it is associated in business) in establishing and making contributions out of the Company’s moneys to any schemes or funds for providing pensions, sickness or compassionate allowances, life assurance or other benefits for employees (which expression as used in this and the following paragraph shall include any Director or ex-Director who may hold or have held any executive office or any office of profit under the Company or any of its subsidiary companies) and ex-employees of the Company and their dependants or any class or classes of such person.

	(b)	The Board may pay, enter into agreements to pay or make grants of revocable or irrevocable pensions or other benefits to employees and ex-employees and their dependants, or to any of such persons, including pensions or benefits additional to those, if any, to which such employees or ex-employees or their dependants are or may become entitled under any such scheme or fund as mentioned in the last preceding paragraph. Any such pension or benefit may, as the Board considers desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement, and may be subject or not subject to any terms or conditions as the Board may determine.
BORROWING POWERS
111.	The Board may exercise all the powers of the Company to raise or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Law, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

112.	Debentures, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.
113.	Any debentures, bonds or other securities may be issued at a discount (other than shares), premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.
114.	(a)	Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by Notice to the Members or otherwise, to obtain priority over such prior charge.

	(b)	The Board shall cause a proper register to be kept, in accordance with the provisions of the Law, of all charges specifically affecting the property of the Company and of any series of debentures issued by the Company and shall duly comply with the requirements of the Law in regard to the registration of charges and debentures therein specified and otherwise.
PROCEEDINGS OF THE DIRECTORS
115.	The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it considers appropriate. Questions arising at any meeting shall be determined by a majority of votes. In the case of any equality of votes the chairman of the meeting shall have an additional or casting vote.
116.	A meeting of the Board may be convened by the Secretary on request of a Director or by any Director. The Secretary shall convene a meeting of the Board of which notice may be given in writing or by telephone or in such other manner as the Board may from time to time determine whenever he shall be required so to do by the president or chairman, as the case may be, or any Director.
117.	(a)	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be three (3). An alternate Director shall be counted in a quorum in the case of the absence of a Director for whom he is the alternate provided that he shall not be counted more than once for the purpose of determining whether or not a quorum is present.

	(b)	Directors may participate in any meeting of the Board by means of a conference telephone or other communications equipment through which all persons participating in the meeting can communicate with each other simultaneously and instantaneously and, for the purpose of counting a quorum, such participation shall constitute presence at a meeting as if those participating were present in person.

	(c)	Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of such Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.
118.	The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the

Board or of summoning general meetings of the Company but not for any other purpose.

119.	The Chairman of the Board shall be the chairman of all meetings of the Board. If the Chairman of the Board is not present at any meeting within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

120.	A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.
121.	(a)	The Board may delegate any of its powers, authorities and discretions to committees (including, without limitation, an audit committee), consisting of such Director or Directors and other persons as it thinks fit, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

	(b)	All acts done by any such committee in conformity with such regulations, and in fulfilment of the purposes for which it was appointed, but not otherwise, shall have like force and effect as if done by the Board, and the Board (or if the Board delegates such power, the committee) shall have power to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.
122.	The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article, indicating, without limitation, any committee charter adopted by the Board for purposes or in respect of any such committee.

123.	A resolution in writing signed by all the Directors except such as are temporarily unable to act through ill-health or disability shall (provided that such number is sufficient to constitute a quorum and further provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors for the time being entitled to receive Notices of Board meetings in the same manner as Notices of meetings are required to be given by these Articles) be as valid and effectual as if a resolution had been passed at a meeting of the Board duly convened and held. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors and for this purpose a facsimile signature of a Director shall be treated as valid.

124.	All acts bona fide done by the Board or by any committee or by any person acting as a Director or members of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.
MANAGERS
125.	The Board may from time to time appoint a general manager, a manager or managers of the Company and may fix his or their remuneration either by way of salary or commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes and pay the working expenses of any of the staff of the general manager, manager or managers who may be employed by him or them upon the business of the Company.

126.	The appointment of such general manager, manager or managers may be for such period as the Board may decide, and the Board may confer upon him or them all or any of the powers of the Board as they may think fit.

127.	The Board may enter into such agreement or agreements with any such general manager, manager or managers upon such terms and conditions in all respects as the Board may in their absolute discretion think fit, including a power for such general manager, manager or managers to appoint an assistant manager or managers or other employees whatsoever under them for the purpose of carrying on the business of the Company.
OFFICERS
128.	(a)	The officers of the Company shall consist of the Chairman of the Board, the Directors and Secretary and such additional officers (who may or may not be Directors) as the Board may from time to time determine, all of whom shall be deemed to be officers for the purposes of the Law and these Articles.

	(b)	The Directors shall, as soon as may be after each appointment or election of Directors, elect amongst the Directors a chairman and if more than one Director is proposed for this office, the election to such office shall take place in such manner as the Directors may determine.

	(c)	The officers shall receive such remuneration as the Directors may from time to time determine.

129.	(a)	The Secretary and additional officers, if any, shall be appointed by the Board and shall hold office on such terms and for such period as the Board may determine. If thought fit, two or more persons may be appointed as joint Secretaries. The Board may also appoint from time to time on such terms as it thinks fit one or more assistant or deputy Secretaries.

(b)	The Secretary shall attend all meetings of the Members and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose. He shall perform such other duties as are prescribed by the Law or these Articles or as may be prescribed by the Board.
130.	The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time.
131.	A provision of the Law or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.
REGISTER OF DIRECTORS AND OFFICERS
132.	The Company shall cause to be kept in one or more books at its Office a Register of Directors and Officers in which there shall be entered the full names and addresses of the Directors and Officers and such other particulars as required by the Law or as the Directors may determine. The Company shall send to the Registrar of Companies in the Cayman Islands a copy of such register, and shall from time to time notify to the said Registrar of any change that takes place in relation to such Directors and Officers as required by the Law.

MINUTES
133.	The Directors shall cause minutes to be made and records kept by the Secretary at the Office for the purpose of recording:-
(a)	all elections and appointments of officers made by the Directors;

(b)	the names of the Directors and other persons present at each meeting of the Directors and of any committee of the Directors;

(c)	all resolutions and proceedings at all meetings of the Members of the Company or any class of Members and of the Directors and of committees of Directors; and the chairman of all such meetings or of any meeting confirming the minutes thereof shall sign the same.
SEALS AND DEEDS
134.	If the Directors determine that the Company shall have a Seal, the Directors shall provide for the safe custody of the common Seal and the common Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Directors, and in the presence of a Director or of the Secretary or of such other person as the Directors may appoint for the purpose; and that Director or the Secretary or other person as aforesaid shall sign every instrument to which the common Seal of the Company is so affixed in his presence. Notwithstanding the provisions hereof, annual returns and Notices filed under the Law may be executed either as a deed in accordance with the Statutes or by the common Seal being affixed thereto in either case without the authority of a resolution of the Directors by one Director or the Secretary.

135.	The Company may maintain a facsimile of any common Seal in such countries or places as the Directors shall appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of the

Directors and in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in his presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the common Seal had been affixed in the presence of and the instrument signed by a Director or the Secretary or such other person as the Directors may appoint for the purpose.

136.	In accordance with the Statutes, the Company may execute any deed or other instrument which would otherwise be required to be executed under Seal by the signature of such deed or instrument as a deed by a Director or by the Secretary of the Company or by such other person as the Directors may appoint or by any other person or attorney on behalf of the Company appointed by a deed or other instrument executed as a deed by a Director or the Secretary or such other person as aforesaid.
AUTHENTICATION OF DOCUMENTS
137.	Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents or accounts are elsewhere than at the Office or the head office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.
DESTRUCTION OF DOCUMENTS
138.	(a)	The Company shall be entitled to destroy the following documents at the following times:
(i)	any share certificate which has been cancelled at any time after the expiry of one (1) year from the date of such cancellation;

(ii)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two (2) years from the date such mandate variation cancellation or notification was recorded by the Company;

(iii)	any instrument of transfer of shares which has been registered at any time after the expiry of seven (7) years from the date of registration ,-

(iv)	any allotment letters after the expiry of seven (7) years from the date of issue thereof; and

(v)	copies of powers of attorney, grants of probate and letters of administration at any time after the expiry of seven (7) years after the account to which the relevant power of attorney, grant of probate or letters of administration related has been closed;
and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to be made on the basis of any such documents so destroyed was duly and properly made and every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that: (1) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim; (2) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (1) above are not fulfilled; and (3) references in this Article to the destruction of any document include references to its disposal in any manner.

(b)	Notwithstanding any provision contained in these Articles, the Directors may, if permitted by applicable law, authorise the destruction of documents set out in sub-paragraphs (i) to (v) of paragraph (a) of this Article and any other documents in relation to share registration which have been microfilmed or electronically stored by the Company or by the share registrar on its behalf provided always that this Article shall apply only to the destruction of a document in good faith and without express notice to the Company and its share registrar that the preservation of such document was relevant to a claim.
DIVIDENDS
139.	Subject to the Law, the Board may from time to time declare dividends in any currency to be paid to the Members but no dividend shall be declared in excess of the amount recommended by the Board.

140.	Dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed. The Board may also declare and pay dividends out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

141.	Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:
(a)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share; and

(b)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.
142.	The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such profits, in the opinion of the Board, justifies such payment.

143.	The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

144.	No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

145.	Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

146.	All dividends or bonuses unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend or bonuses unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company. The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

147.	Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue certificates or make book entries in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on the Members. The Board may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.
148.	(a)	Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared on any class of the share capital of the Company, the Board may further resolve either:

(i)	subject to the Law, that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the Members entitled thereto will be entitled to elect to receive such dividend (or part thereof if the Board so determines) in cash in lieu of such allotment. In such case, the following provisions shall apply:
(A)	the basis of any such allotment shall be determined by the Board;

(B)	the Board, after determining the basis of allotment, shall give not less than twenty-one (21) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such Notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(C)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(D)	the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (“the non-elected shares”) and in satisfaction thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company

(including profits carried and standing to the credit of any reserves or other special account, share premium account, capital redemption reserve other than the Subscription Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or
(ii)	that the Members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:
(A)	the basis of any such allotment shall be determined by the Board;

(B)	the Board, after determining the basis of allotment, shall give not less than twenty-one (21) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such Notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(C)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(D)	the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised (“the elected shares”) and in lieu thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account, capital redemption reserve other than the Subscription Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the elected shares on such basis.
(b)	(i)	The shares allotted pursuant to the provisions of paragraph (a) of this Article shall rank pari passu in all respects with shares of the same class (if any) then in issue save only as regards participation in the relevant dividend or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of their proposal to apply the provisions of sub-paragraph (i) or (ii) of paragraph (b) of this Article in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of paragraph (a) of this Article shall rank for participation in such distribution, bonus or rights.

(ii)	The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (a) of this Article, with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Board may authorise any person to enter into on behalf of all Members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.
(c)	The Company may by Ordinary Resolution upon the recommendation of the Board resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (a) of this Article a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid/ up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

(d)	The Board may on any occasion determine that rights of election and the allotment of shares under paragraph (a) of this Article shall not be made available or made to any shareholders with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of such rights of election or the allotment of shares would or might, in the opinion of the Board, be unlawful or impracticable, and in such event the provisions aforesaid shall be read and construed subject to such determination. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

(e)	Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same shall be payable or distributable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.
RESERVES
149.	(a)	The Board shall establish an account to be called the share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share in the Company. Unless otherwise provided by the provisions of these Articles, the Board may apply the share premium account in any manner permitted by the Law. The Company shall at all times comply with the provisions of the Law in relation to the share premium account.

	(b)	Before recommending any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.
CAPITALISATION
150.	The Company may, upon the recommendation of the Board and subject to the Law, at any time and from time to time pass an Ordinary Resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including a share premium account and capital redemption reserve and the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Members respectively or in paying up in full unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Article, a share premium account and any capital redemption reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid.

151.	The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under the last preceding Article and in particular may issue certificates or make book entries in respect of fractions of shares or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.
SUBSCRIPTION RIGHTS RESERVE
152.	The following provisions shall have effect to the extent that they are not prohibited by and are in compliance with the Law:
(a)	If, so long as any of the rights attached to any warrants issued by the Company to subscribe for shares of the Company shall remain exercisable, the Company does any act or engages in any transaction which, as a result of any adjustments to the subscription price in accordance with the provisions of the conditions of the warrants, would reduce the subscription price to below the par value of a share, then the following provisions shall apply:
(i)	as from the date of such act or transaction the Company shall establish and thereafter (subject as provided in this Article) maintain in accordance with the provisions of this Article a reserve (the “Subscription Rights Reserve”) the amount of which shall at no time be less than the sum which for the time being would be required to be capitalised and applied in paying up in full the nominal amount of the additional shares required to be issued and allotted credited as fully paid pursuant to sub-paragraph (c) below on the exercise in full of all the subscription rights outstanding and shall apply the Subscription Rights Reserve in paying up such additional shares in full as and when the same are allotted;

(ii)	the Subscription Rights Reserve shall not be used for any purpose other than that specified above unless all other reserves of the Company (other than share premium account) have been extinguished and will then only be used to make good losses of the Company if and so far as is required by applicable law;

(iii)	upon the exercise of all or any of the subscription rights represented by any warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of shares equal to the: amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there: shall be allotted in respect of such subscription rights to the exercising warrantholder, credited as fully paid, such additional nominal amount of shares as is equal to the difference between:
(A)	the said amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights); and

(B)	the nominal amount of shares in respect of which such subscription rights would have been exercisable having regard to the provisions of the conditions of the warrants, had it been possible for such subscription rights to represent the right to subscribe for shares at less than par and immediately upon such exercise so much of the sum standing to the credit of the Subscription Rights Reserve as is required to pay up in full such additional nominal amount of shares shall be capitalised and applied in paying up in full such additional nominal amount of shares which shall forthwith be allotted credited as fully paid to the exercising warrantholders; and
(iv)	if, upon the exercise of the subscription rights represented by any warrant, the amount standing to the credit of the Subscription Rights Reserve is not sufficient to pay up in full such additional nominal amount of shares equal to such difference as aforesaid to which the exercising warrantholder is entitled, the Board shall apply any profits or reserves then or thereafter becoming available (including, to the extent permitted by the Law, share premium account) for such purpose until such additional nominal amount of shares is paid up and allotted as aforesaid and until then no dividend or other distribution shall be paid or made on the fully paid shares of the Company then in issue. Pending such payment and allotment, the exercising warrantholder shall be issued by the Company with a certificate evidencing his right to the allotment of such additional nominal amount of shares. The rights represented by any such certificate shall be in registered form and shall be transferable in whole or in part in units of one share in the like manner as the shares for the time being are transferable, and the Company shall make such arrangements in relation to the maintenance of a register therefor and other matters in relation thereto as the Board may think fit and adequate particulars thereof shall be made known to each relevant exercising warrantholder upon the issue of such certificate.
(b)	Shares allotted pursuant to the provisions of this Article shall rank pari passu in all respects with the other shares allotted on the relevant exercise of the subscription rights represented by the warrant concerned. Notwithstanding anything contained in paragraph (1) of this Article, no fraction of any share shall be allotted on exercise of the subscription rights.

(c)	The provision of this Article as to the establishment and maintenance of the Subscription Rights Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating the provisions for the benefit of any warrantholder or class of warrantholders under this Article without the sanction of a Special Resolution of such warrantholders or class of warrantholders.

(d)	A certificate or report by the auditors for the time being of the Company as to whether or not the Subscription Rights Reserve is required to be established and maintained and if so the amount thereof so required to be established and maintained, as to the purposes for which the Subscription Right Reserve has been used, as to the extent to which it has been used to make good losses of the Company, as to the additional nominal amount of shares required t be allotted to exercising warrantholders credited as fully paid, and as to any other matter concerning the Subscription Rights Reserve shall (in the absence o£ manifest error) be conclusive and binding upon the Company and all warrantholders and shareholders.

ACCOUNTING RECORDS
153.	The Board shall cause true accounts to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place, and of the property, assets, credits and liabilities of the Company and of all other matters required by the Law or necessary to give a true and fair view of the Company’s affairs and to explain its transactions.

154.	The accounting records shall be kept at the Office or, at such other place or places as the Board decides and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by applicable law or authorised by the Board or the Company in general meeting.

155.	Subject to Article 153, a printed copy of the Directors’ report, accompanied by the balance sheet and profit and loss account, including every document required by applicable law to be annexed thereto, made up to the end of the applicable financial year and containing a summary of the assets and liabilities of the Company under convenient heads and a statement of income and expenditure, together with a copy of the Auditors’ report, shall be sent to each Member entitled thereto at least ten (10) days before the date of the general meeting and laid before the Company at the annual general meeting held in accordance with these Articles, provided that this Article shall not require a copy of those documents to be sent to any person whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

156.	Subject to due compliance with all applicable law, and to obtaining all necessary consents, if any, required thereunder, the requirements of Article 155 shall be deemed satisfied in relation to any person by sending to the person in any manner not prohibited by the Statutes, a summary financial statement derived from the Company’s annual accounts and the directors’ report which shall be in the form and containing the information required by applicable law, provided that any person who is otherwise entitled to the annual financial statements of the Company and the directors’ report thereon may, if he so requires by notice in writing served on the Company, demand that the Company sends to him, in addition to a summary financial statement, a complete printed copy of the Company’s annual financial statement and the directors’ report thereon.

157.	The requirement to send to a person referred to in Article 155 the documents referred to in that article or a summary financial report in accordance with Article 151 shall be deemed satisfied where, in accordance with all applicable law, the Company publishes copies of the documents referred to in Article 155 and, if applicable, a summary financial report complying with Article 155, on the Company’s computer network or in any other permitted manner (including by sending any form of electronic communication), and that person has agreed or is deemed to have agreed to treat the publication or receipt of such documents in such manner as discharging the Company’s obligation to send to him a copy of such documents.
AUDIT
158.	Subject to applicable law:
(a)	At the annual general meeting or at a subsequent extraordinary general meeting in each year, the Members shall appoint an auditor to audit the accounts of the Company and such auditor shall hold office until the Members appoint another auditor. Such auditor may be a Member but no Director or officer or employee of the Company shall, during his continuance in office, be eligible to act as an auditor of the Company.

(b)	A person, other than a retiring Auditor, shall not be capable of being appointed Auditor at an annual general meeting unless notice in writing of an intention to nominate that person to the office of Auditor has been given not less than fourteen (14) days before the annual general meeting and furthermore, the Company shall send a copy of any such notice to the retiring Auditor.

(c)	The Members may, at any general meeting convened and held in accordance with these Articles, by Ordinary Resolution remove the Auditor at any time before the expiration of his term of office and shall by Ordinary Resolution at that meeting appoint another Auditor in his stead for the remainder of his term. The Board may also remove the Auditor at any time before the expiration of his term of office and appoint another Auditor in his stead for the remainder of his term by the affirmative vote of a simple majority of the Directors present and voting at a Board meeting or by way of a resolution in writing signed by all the Directors.
159.	Subject to the Law the accounts of the Company shall be audited at least once in every year.

160.	The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

161.	If the office of auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall as soon as practicable convene an extraordinary general meeting to fill the vacancy.

162.	The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.

163.	The statement of income and expenditure and the balance sheet provided for by these Articles shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than the Cayman Islands. If so, the financial statements and the report of the Auditor should disclose this act and name such country or jurisdiction.
NOTICES
164.	Any Notice or document, whether or not, to be given or issued under these Articles from the Company to a Member shall be in writing or by cable, telex or facsimile transmission message or other form of electronic transmission or communication and any such Notice and document may be served or delivered by the Company on or to any Member either personally or by sending it through the post in a prepaid envelope addressed to such Member at his registered address as appearing in the Register or at any other address supplied by him to the Company for the purpose or, as the case may be, by transmitting it to any such address or transmitting it to any telex or facsimile transmission number or electronic number or address or website supplied by him to the Company for the giving of Notice to him or which the person transmitting the Notice reasonably and bona fide believes at the relevant time will result in the Notice being duly received by the Member or may also be served by advertisement in appropriate newspapers in accordance with the requirements of the Designated Stock Exchange or, to the extent permitted by the applicable law, by placing it on the Company’s website and giving to the member a Notice stating that the Notice or other document is available there (a “notice of availability”). The notice of availability may be given to the Member by any of the means set out above. In the case of joint holders of a share all Notices shall be given to that one of the joint holders whose name stands first in the Register and notice so given shall be deemed a sufficient service on or delivery to all the joint holders.

165.	Any Notice or other document:
(a)	if served or delivered by post, shall where appropriate be sent by airmail and shall be deemed to have been served or delivered on the day following that on which the envelope containing the same, properly prepaid and addressed, is put into the post; in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the Notice or document was properly addressed and put into the post and a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board that the envelope or wrapper containing the Notice or other document was so addressed and put into the post shall be conclusive evidence thereof;

(b)	if sent by electronic communication, shall be deemed to be given on the day on which it is transmitted from the server of the Company or its agent. A Notice placed on the Company’s website is deemed given by the Company to a Member on the day following that on which a notice of availability is deemed served on the Member;

	(c)	if served or delivered in any other manner contemplated by these Articles, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant despatch or transmission; and in proving such service or delivery a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the \ Board as to the act and time of such service, delivery, despatch or transmission shall be conclusive evidence thereof; and

	(d)	may be given to a Member either in the English language or the Chinese language, subject to due compliance with all applicable law.

166.	(a)	Any Notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the Notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such Notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.
(b)	A Notice may be given by the Company to the person entitled to a share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the post in a prepaid letter, envelope or wrapper addressed to him by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the Notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

(c)	Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every Notice in respect of such share which prior to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.
SIGNATURES
167.	For the purposes of these Articles, a cable or telex or facsimile or electronic transmission message purporting to come from a holder of shares or, as the case may be, a Director, or, in the case of a corporation which is a holder of shares from a director or the secretary thereof or a duly appointed attorney or duly authorised representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director in the terms in which it is received.
WINDING UP
168.	(a)	The Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

	(b)	A resolution that the Company be wound up by the court or be wound up voluntarily shall be a Special Resolution.

169.	(a)	Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if the Company shall be wound up and the assets available for distribution amongst the Members of the Company shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst such members in proportion to the amount paid up on the shares held by them respectively and (ii) if the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital such assets shall be distributed so that, a nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.

(b)	If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a Special Resolution and any other sanction required by the Law, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such divisior shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

INDEMNITY
170.	(a)	The Directors, Secretary and other officers and every Auditor for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and everyone of them, and everyone of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud, dishonesty or breach of fiduciary duty which may attach to any of said persons and shall apply only to the extent that a court has ruled in favor of said persons who are to be indemnified (for avoidance of doubt, advancement of expenses shall be permissible to the extent permitted by the Law).

	(b)	Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company; PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud, dishonesty or breach of fiduciary duty which may attach to such Director.
ORGANISATION EXPENSES
171.	The preliminary and organisation expenses incurred in forming the Company shall be paid by the Company and may be amortised in such manner and over such period of time and at such rate as the Directors shall determine and the amount so paid shall in the accounts of the Company, be charged against income and/or capital.
CONTINUATION
172.	If the Company is registered as an exempted company as defined in the Law, it shall have the power, subject to the rights of Members holding Shares with special rights, the provisions of the Law and with the approval of a Special Resolution, to continue as a body incorporated under the laws of any jurisdiction outside of the Cayman Islands and to be de-registered in the Cayman Islands.
AMENDMENT OF MEMORANDUM AND ARTICLES
173.	Subject to the rights of Members holding shares with special rights and insofar as permitted by the provisions of the Law, the Company may from time to time by Special Resolution alter or amend its Memorandum of Association or these Articles in whole or in part.
INFORMATION
174.	Subject to applicable law, no Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interests of the members of the Company to communicate to the public.